                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 1, 1997


                           MONARCH DENTAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)


 Delaware                        333-24409                     51-0363560
-------------------------------------------------------------------------------
(State or Other                 (Commission                   (IRS Employer
Jurisdiction                     File Number)              Identification No.)
of Incorporation)


            4201 Spring Valley Road, Suite 320, Dallas, Texas 75244
-------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (972) 702-7446


                                      N/A
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On August 1, 1997, Monarch Dental Corporation (the "Company") closed the acquisition of Dental Centers of Indiana, Inc. ("DCI"), an Indiana-based dental practice, which operates 11 dental offices with 14 dentists, and had $3.6 million in revenue for the year ended December 31, 1996. The acquisition was effective as of August 1, 1997.

         In the acquisition, the Company paid approximately $1.8 million in cash and issued 139,944 shares of the Company's common stock, par value $.01 per share. The Company used a portion of the net proceeds from its recent securities offering to pay the $1.8 million cash portion of the purchase price. Additional purchase consideration consists of (i) options to purchase up to 40,000 shares of Common Stock which will be granted over five years following the effective date of the acquisition if specified financial performance goals are achieved and (ii) an additional, formula-based amount of cash and Common Stock which will be paid if targeted annual operating results are achieved in the current fiscal year.

In connection with the acquisition, the former stockholders have signed employment agreements for five years and have agreed not to compete against the Company for three years after employment termination.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

              Audited Combined Financial Statements of Dental Centers of
              Indiana.
               (1)  Report of Arthur Andersen LLP, Independent Public
                    Accountants.
               (2) Combined Balance Sheets as of December 31, 1996 and June 30, 1997 (Unaudited).
               (3) Combined Statements of Operations for the Year Ended December 31, 1996 and the Six Month Period Ended June 30, 1997 (Unaudited).
               (4) Combined Statements of Stockholders' Equity for the Year Ended December 31, 1996 and the Six Month Period Ended June 30, 1997 (Unaudited).
               (5) Combined Statements of Cash Flows for the Year Ended December 31, 1996 and the Six Month Period Ended June 30, 1997 (Unaudited).
               (6)  Notes to Combined Financial Statements.


         (b) Pro Forma Financial Information.

               (1) Monarch Dental Corporation Pro Forma Consolidated Statement of Income (Unaudited) for the Year Ended December 31, 1996.

               (2) Monarch Dental Corporation Pro Forma Consolidated Statement of Income (Unaudited) for the Six Month Period Ended June 30, 1997.

               (3) Monarch Dental Corporation Pro Forma Consolidated Balance Sheet (Unaudited) as of June 30, 1997.

               (4)  Notes to Unaudited Pro Forma Consolidated Financial
                    Statements.

         (c) Exhibits

               2.1 Agreement and Plan of Merger, dated June 19,1997, among Monarch Dental Corporation, Dental Centers of Indiana (Monarch), Inc., Dental Centers of Indiana, Inc. and James
                    W. Willis, Mark R. Johnson, and Thurman H. Brown, II (incorporated herein by reference to Exhibit 2.6 of Amendment No. 3 to the registrant's Registration Statement on Form S-1 (File No. 333-24409), as filed with the Commission on July 17, 1997).*

               2.2 First Amendment to Agreement and Plan of Merger, dated July 25,1997, among Monarch Dental Corporation, Dental Centers of Indiana (Monarch), Inc., Dental Centers of Indiana, Inc. and James W. Willis, Mark R. Johnson, and Thurman H. Brown, II.*

               2.3  Consent of Independent Public Accountants


               * previously filed

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Dental Centers of Indiana:

         We have audited the accompanying combined balance sheet of Dental Centers of Indiana, Inc., Drs. Johnson, Terry & Associates, and DCI-Lee (an Indiana corporation -- collectively referred to as "Dental Centers of Indiana") as of December 31, 1996, and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Centers of Indiana as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP



Dallas, Texas,
May 9, 1997, except as to
Note 8, for which the
date is June 19, 1997

                           DENTAL CENTERS OF INDIANA

                            COMBINED BALANCE SHEETS


                                                     ASSETS
                                                                                     December 31,  June 30,
                                                                                        1996         1997
                                                                                     ----------   ----------
Current assets:                                                                                  (unaudited)
     Cash                                                                           $  198,378   $  441,438
     Accounts receivable - net of allowances of $345,924 and $468,866 respectively      184,690      196,223
                                                                                     ----------   ----------
           Total current assets                                                         383,068      637,661
Property and equipment, net                                                             273,602      233,379
Other assets                                                                              1,000        1,000
                                                                                     ----------   ----------
           Total assets                                                              $  657,670   $  872,040
                                                                                     ==========   ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accrued payroll                                                                 $   73,603   $   79,228
     Accrued liabilities                                                                 29,597       29,596
     Current maturities of notes payable                                                 16,450       14,148
                                                                                     ----------   ----------
           Total current liabilities                                                    119,650      122,972
Notes payable                                                                            41,360       35,573
                                                                                     ----------   ----------
           Total liabilities                                                            161,010      158,545
Commitments and contingencies
Minority interests in combined subsidiaries                                              53,725      149,635
Stockholders' equity                                                                    442,935      563,860
                                                                                     ----------   ----------
           Total liabilities and stockholders' equity                                $  657,670   $  872,040
                                                                                     ==========   ==========



                  The accompanying notes are an integral part
                        of these financial statements.

                           DENTAL CENTERS OF INDIANA

                       COMBINED STATEMENTS OF OPERATIONS

                                                                   Six Months
                                                     Year Ended      Ended
                                                     December 31,   June 30,
                                                        1996         1997
                                                     ----------   ----------
                                                                  (unaudited)
Net revenues                                         $3,572,107   $2,560,224

Operating expenses:
      Salaries and benefits                           2,129,514    1,198,824
      Dental supplies                                   251,911      141,402
      Laboratory fees                                   181,753      128,244
      Payroll taxes                                     119,460       89,820
      Depreciation and amortization                      79,717       48,604
      General and administrative                        555,488      622,391
                                                     ----------   ----------
                                                      3,317,843    2,229,285
                                                     ----------   ----------
            Operating income                            254,264      330,939
Interest expense, net                                     5,193        2,604
                                                     ----------   ----------
Net income before minority interest                     249,071      328,335
Minority interests income of combined subsidiaries       53,043       95,910
                                                     ----------   ----------
Net income                                           $  196,028   $  232,425
                                                     ==========   ==========




                  The accompanying notes are an integral part
                         of these financial statements.

                           DENTAL CENTERS OF INDIANA

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                      For the Year Ended December 31, 1996

                                                   Total
                                                 ----------
BALANCE, December 31, 1995                       $  389,650
              Net income                            196,028
              Distributions to stockholders        (142,743)
                                                 ----------
BALANCE, December 31, 1996                          442,935
              Net income                            232,425
              Distributions to stockholders        (111,500)
                                                 ----------
BALANCE, June 30, 1997 (unaudited)               $  563,860
                                                 ==========


                  The accompanying notes are an integral part
                    of these combined financial statements.

                           DENTAL CENTERS OF INDIANA

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                Six Months
                                                                 Year Ended       Ended
                                                                 December 31,    June 30,
                                                                    1996          1997
                                                                  ----------    ----------
                                                                                (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                    $  196,028    $  232,425
    Adjustments to reconcile net income to net cash provided by operating activities -
       Minority interest                                              53,043        95,910
       Depreciation and amortization                                  79,717        48,604
       Changes in assets and liabilities
           Accounts receivable, net                                   (1,145)      (11,533)
           Other current assets                                        2,300            --
           Other noncurrent assets                                    31,488            --
           Accrued expenses and other current liabilities             32,792         5,624
                                                                  ----------    ----------
              Net cash provided by operating activities              394,223       371,030
CASH FLOW FROM INVESTING ACTIVITIES:
    Purchases of property and equipment, net                         (92,266)       (8,381)
                                                                  ----------    ----------
              Net cash used in investing activities                  (92,266)       (8,381)
                                                                  ----------    ----------
CASH FLOW FROM FINANCING ACTIVITIES
    Proceeds from notes payable                                       10,000            --
    Payments on long-term debt                                       (20,283)       (8,089)
    Distributions to stockholders and minority interest holders     (220,743)     (111,500)
                                                                  ----------    ----------
              Net cash used in financing activities                 (231,026)     (119,589)
                                                                  ----------    ----------
NET INCREASE IN CASH                                                  70,931       243,060
                                                                                    70,931
CASH, beginning of period                                            127,447       198,378
                                                                  ----------    ----------
CASH, end of period                                               $  198,378    $  441,438
                                                                  ==========    ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                        $    5,700    $    2,285
                                                                  ==========    ==========



                  The accompanying notes are an integral part
                    of these combined financial statements.

                           DENTAL CENTERS OF INDIANA

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.   DESCRIPTION OF BUSINESS:

         Dental Centers of Indiana, Inc. is an Indiana-based corporation. The combined financial statements include the accounts of Dental Centers of Indiana, Inc. and its 50% owned subsidiaries, Drs. Johnson, Terry & Associates, and DCI-LEE (collectively referred to as "Dental Centers of Indiana" or the "Company"). All significant intercompany transactions have been eliminated in the accompanying financial statements.

         The combined operations of the Company include management and dental services. The Company's operations are located throughout Indiana, representing a total of 11 dental offices.

2.  SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis of accounting.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk

          The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Management does not believe these receivables represent any concentrated credit risk. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

     Property and Equipment

          Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:


                                                                  YEARS
                                                                  -----
       Furniture and fixtures .................................    5-7
       Equipment ..............................................      5
       Leasehold improvements .................................     39

     Revenue Recognition

          Revenue is recorded at estimated net amounts to be received from third-party payors and patients for services rendered, net of contractual and other adjustments. Premiums received from third-party payors under dental plans are due monthly and are recognized as revenue during the period in which the services are provided to the members.

     S Corporation - Income Tax Status

          The Company, with the consent of its stockholders, has elected to be taxed as an S corporation under the Internal Revenue Code. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying combined financial statements.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following as of December 31, 1996:

          Equipment ..............................................   $  393,280
          Leasehold improvements .................................       66,579
          Furniture and fixtures .................................       14,226
                                                                     ----------
                                                                        474,085
          Less - Accumulated depreciation and amortization .......     (200,483)
                                                                     ----------
          Property and equipment, net ............................   $  273,602
                                                                     ==========

4.  NOTES PAYABLE:

      Notes payable consists of the following as of December 31, 1996:

          Note payable to bank, with interest due monthly at a rate of
            9.625%, due March 2002, secured by various assets of the
            Company..........................................................   $   38,383
          Notes payable to various parties, with interest rates ranging
            From 8.0-9.25%, due through July 1999, secured by various
            assets of the Company ...........................................       19,427
                                                                                ----------
                                                                                    57,810
            Less - current maturities .......................................      (16,450)
                                                                                ----------
            Notes payable....................................................   $   41,360
                                                                                ==========

      The maturities of notes payable at December 31, 1996, are as follows:

           1997..........................................   $ 16,450
           1998..........................................     14,160
           1999..........................................     10,741
           2000 .........................................      7,308
           2001 .........................................      7,308
           2002 .........................................      1,843
                                                            --------
                          Total.........................    $ 57,810
                                                            ========

5.   COMMITMENTS AND CONTINGENCIES:

     Operating Leases

         The Company has operating leases for all of its facilities including the dental offices and the business office, extending through 2001. Rent expense totaled approximately $144,000 for the year ended December 31, 1996.

         Future minimum lease commitments under noncancelable operating leases with remaining terms of one or more years are as follows as of December 31, 1996:

       1997......................................................  $ 90,908
       1998......................................................    80,908
       1999......................................................    79,783
       2000......................................................    63,707
       2001......................................................    27,966
       Thereafter................................................    20,160
                                                                   --------
          Total minimum lease obligations........................  $363,432
                                                                   =========

       Litigation, Claims, and Assessments

         The Company is engaged in various legal proceedings incidental to their normal business activities. Management of the Company does not believe the resolution of such matters will have a material adverse effect on the Company's financial position, future results of operations, and liquidity.

6.   RELATED-PARTY TRANSACTIONS:

         The Company leases five clinic facilities and the administrative office from a related entity owned by its stockholders. The Company pays monthly rental amounts and has no commitment which requires future payments to the owners. Rent expense paid to stockholders totaled approximately $60,000 in 1996.

7.   DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

         Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1996.

8.   SUBSEQUENT EVENT:

         On June 19, 1997, the Company signed a definitive agreement with Monarch Dental Corporation ("Monarch") under which Monarch has agreed to acquire the Company pursuant to a merger transaction. The acquisition is expected to be effective upon completion of an initial public offering by Monarch.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The pro forma as adjusted consolidated statement of income for the year ended December 31, 1996, gives effect to the 1997 acquisition of Indiana Dental and the receipt and application of the estimated net proceeds from the offering at the initial public offering price of $13.00 per share as if such transactions had been completed on January 1, 1996. The pro forma as adjusted consolidated statement of income for the six months ended June 30, 1997 gives effect to the 1997 acquisition of Indiana Dental and the receipt and application of the estimated net proceeds from this offering as if such transactions had been completed on January 1, 1997. The pro forma as adjusted consolidated balance sheet reflects (i) the acquisition of Indiana Dental, (ii) the receipt and application of the estimated net proceeds from the offering and
(iii) the conversion of all outstanding Convertible Participating Preferred Stock of the Company into Common Stock and Redeemable Preferred Stock, the redemption of all outstanding Redeemable Preferred Stock for cash and the conversion of all other outstanding equity securities into Common Stock, in each case concurrently with the closing of the offering, as if such transactions had occurred on June 30, 1997. The pro forma consolidated financial information is based on the consolidated financial statements of the Company, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information. Although such information is based on preliminary allocation of the purchase price of the acquisition of Indiana Dental, the Company does not expect that the final allocation of the purchase price will be materially different from such preliminary allocation.

        The pro forma consolidated financial information has been prepared by management based on the historical financial statements of the Company and Indiana Dental at and for the year ended December 31, 1996 and at and for the six months ended June 30, 1997, adjusted where necessary to reflect this acquisition and related operations as if the Management Agreement had been in effect during the entire periods presented. This pro forma consolidated financial information is presented for illustrative purposes and it does not purport to represent what the consolidated results of operations or financial condition of the Company for the periods or at the date presented would have been had such transactions been consummated as of such dates and is not indicative of the results that may be obtained in the future.

                           MONARCH DENTAL CORPORATION


                   Pro Forma Consolidated Statement of Income
                          Year Ended December 31, 1996
                                  (unaudited)
                     (in thousands, except per share data)

                                                                Indiana      Acquisition                Pro forma
                                                   Historical  Dental (a)    Adjustments    Offering    as adjusted
                                                   ----------  ----------    ------------   ---------   -----------

Dental group practices revenue, net                  $35,980   $  3,572      $     --       $     --     $39,552
Less: amounts retained by dental group
  practices                                           11,802         --         1,094 (b)         --      12,896
                                                     -------   --------       -------       --------    --------
Net revenue                                           24,178      3,572        (1,094)            --      26,656
Operating expenses:
      Clinical salaries and benefits                   6,259      2,054        (1,271)(b)         --       7,042
      Other salaries and benefits                      3,127        195           (60)(b)         --       3,262
      Dental supplies                                  2,216        252            --             --       2,468
      Laboratory fees                                  1,648        182            --             --       1,830
      Occupancy                                        1,937        233           (25)(b)         --       2,145
      Advertising                                      1,210          6            --             --       1,216
      Depreciation and amortization                    1,430(c)      80           111 (c)         --       1,621
      General and administrative                       3,564        316           (36)(b)         --       3,844
                                                     -------   --------       -------       --------    --------
                                                      21,391      3,318        (1,281)            --      23,428
                                                     -------   --------       -------       --------    --------
Operating income                                       2,787        254           187             --       3,228
Interest expense, net                                  1,687          5            (5)(d)     (1,535)(f)     152
                                                     -------   --------       -------       --------    --------
Income (loss) before minority
  interest in combined
  subsidiaries and income taxes                        1,100        249           192          1,535       3,076
Minority interest in combined subsidiaries                --         53            --             --          53
                                                     -------   --------       -------       --------    --------
Income (loss) before income taxes                      1,100        196           192          1,535       3,023
Income taxes (benefit)                                   425         76            74 (e)        594       1,169
                                                     -------   --------       -------       --------    --------
Net income (loss)                                    $   675   $    120       $   118       $    941    $  1,854
                                                     =======   ========       =======       ========    ========
Net income per common share                          $  0.10                                            $   0.18
                                                     =======                                            ========
Weighted average number of common and
      common equivalent shares outstanding             6,732                                              10,035

                           MONARCH DENTAL CORPORATION

                   Pro Forma Consolidated Statement of Income
                         Six Months Ended June 30, 1997
                                  (unaudited)
                     (in thousands, except per share data)

                                                                  Indiana     Acquisition               Pro forma
                                                     Historical  Dental (a)   Adjustments  Offering     as adjusted
                                                    ----------- -----------   -----------  --------     -----------
 Dental group practices revenue, net                  $30,721   $ 2,560       $  --       $     --       $33,281
 Less: amounts retained by dental group practices      10,486        --         783(b)          --        11,269
                                                      -------   -------       -----       --------       -------
 Net revenue                                           20,235     2,560        (783)            --        22,012
 Operating expenses:
       Clinical salaries and benefits                   5,300     1,163        (750)(b)         --         5,713
       Other salaries and benefits                      3,014       126         (30)(b)         --         3,110
       Dental supplies                                  1,918       141          --             --         2,059
       Laboratory fees                                  1,252       128          --             --         1,380
       Occupancy                                        1,662        93         (13)(b)         --         1,742
       Advertising                                        746         3          --             --           749
       Depreciation and amortization                    1,233        49          62 (c)         --         1,344
       General and administrative                       2,972       527        (123)(b)         --         3,376
                                                      -------   -------       -----       --------       -------
                                                       18,097     2,230        (854)            --        19,473
                                                      -------   -------       -----       --------       -------
 Operating income                                       2,138       330          71             --         2,539
 Interest expense, net                                  1,225         3          (3)(d)     (1,075)(f)       150
                                                      -------   -------       -----       --------       -------
 Income (loss) before minority interest in combined
   subsidiaries and income taxes                          913       327          74          1,075         2,389
 Minority interest in combined subsidiaries                --        96          --             --            96
                                                      -------   -------       -----       --------       -------
 Income (loss) before income taxes                        913       231          74          1,075         2,293
 Income taxes (benefit)                                   355        89          29(e)         416           889
                                                      -------   -------       -----       --------       -------
 Net income (loss)                                    $   558       142       $  45       $    659       $ 1,404
                                                      =======   =======       =====       ========       =======
 Net income per common share                          $  0.08                                            $  0.14
                                                      =======                                            =======
 Weighted average number of common and
       common equivalent shares outstanding             6,583                                              9,886

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

         Dental Group Practices Revenue, Net. Dental group practices revenue, net represents the revenue of the dental facilities (each, a "Dental Office" and collectively, the "Dental Offices") reported at the estimated realizable amounts from third-party payors and patients for services rendered.

         Net Revenue. Net revenue in the accompanying pro forma consolidated statements of income represents revenue from Dental Offices less amounts retained by the dental group practices. The amounts retained by dental group practices represent amounts paid by (i) the dental professional corporations (the "P.C.s") as salary, benefits and other payments to employed dentists and hygienists and contracted specialists and (ii) the Company as salary, benefits and other payments to employed dentists and hygienists and contracted specialists in states in which ownership of dental practices by the Company is permitted. Under the Management Agreements, the Company assumes responsibility for the management of all aspects of the dental group practices' business other than the provision of dental services. The Company's net revenue is dependent on the revenue of the dental group practices.

         Pro Forma Consolidated Statements of Income. The adjustments reflected in the pro forma consolidated statement of income for the year ended December 31, 1996 and the six months ended June 30, 1997 are as follows:

          (a) In the pro forma consolidated statement of income for the year ended December 31, 1996, the Indiana Dental column presents the historical revenue and expenses of Indiana Dental as if it had been acquired on January 1, 1996. In the pro forma consolidated statement of income for the six months ended June 30, 1997, the Indiana Dental column presents the historical revenue and expenses of Indiana Dental for the six months ended June 30, 1997.

          (b) To reflect the impact of applying (i) the provisions of the Management Agreement and (ii) adjustments in compensation expense principally affecting the owners of the acquired dental group practice pursuant to the provisions of employment agreements entered into at the time of acquisition to the historical dental group revenue of the dental practice, as if the Management Agreement and employment agreements were in place at January 1, 1996 for the pro forma consolidated statement of income for the year ended December 31, 1996, or January 1, 1997 for the pro forma consolidated statement of income for the six months ended June 30, 1997.

          (c) To increase amortization expense for the intangible assets based upon the Company's allocation of purchase price as if the acquisition was completed on January 1, 1996. The intangible assets related to Indiana Dental total approximately $2.7 million at June 30, 1997 and are being amortized over a period of 25 years.

          (d) To eliminate interest expense related to liabilities not assumed in connection with the acquisition.

          (e) To reflect the estimated income tax effects at an estimated effective rate of approximately 38.7%.

          (f) To eliminate interest expense assuming repayment of $24.8 million of indebtedness under the Company's Credit Facility with the proceeds of the offering received by the Company as of January 1, 1996, net of estimated federal and state income taxes at a combined rate of approximately 38.7%.

                           MONARCH DENTAL CORPORATION
                      Pro Forma Consolidated Balance Sheet
                                 June 30, 1997
                                  (unaudited)
                                 (in thousands)


                                                               Indiana   Acquisition        Equity                     Pro forma
                                               Historical     Dental(a)  Adjustments      Conversion(e)  Offering(f)   as adjusted
                                               ----------    ----------  -----------      -------------  ----------    ----------
                                    ASSETS

 Current assets:
    Cash and cash equivalents                  $    1,400    $      442   $   (1,820)(b)   $       --    $    4,398    $    4,420
    Accounts receivable                             3,903           196           --               --            --         4,099
    Other current assets                              110            --           --               --            --           110
                                               ----------    ----------   ----------       ----------    ----------    ----------
         Total current assets                       5,413           638       (1,820)              --         4,398         8,629

 Property and equipment, net                        5,643           233           --               --            --         5,876
 Intangible assets, net                            29,042            --        2,711 (c)           --            --        31,753
 Other assets                                         642             1           --               --            --           643
                                               ----------    ----------   ----------       ----------    ----------    ----------
        Total assets                           $   40,740    $      872   $      891       $       --    $    4,398    $   46,901
                                               ==========    ==========   ==========       ==========    ==========    ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities
    Accounts payable                           $    1,273    $       --   $       --       $       --    $       --    $    1,273
    Accrued payroll                                 1,431            79           --               --            --         1,510
    Accrued liabilities                             1,511            30           --               --            --         1,541
    Deferred income taxes                             262            --           --               --            --           262
    Payable to affiliated dental group
      practices                                     1,263            --           --               --            --         1,263
    Deferred purchase price                            --            --           --               --            --            --
    Unearned revenue                                   49            --           --               --            --            49
    Current maturities of notes payable
      and capital lease obligations                 3,635            14           --               --        (3,192)          457
                                               ----------    ----------   ----------       ----------    ----------    ----------
         Total current liabilities                  9,424           123           --               --        (3,192)        6,355
 Deferred income taxes                                570            --           --               --            --           570
 Notes payable                                     21,896            35           --               --       (21,645)          286
 Capital lease obligations                            680            --           --               --            --           680
 Other liabilities                                  1,025            --           --               --            --         1,025
                                               ----------    ----------   ----------       ----------    ----------    ----------
         Total liabilities                         33,595           158           --               --       (24,837)        8,916
Minority interest in combined subsidiaries             --           150           --               --            --           150
 Convertible Participating Preferred Stock          9,313            --           --           (9,313)           --            --
 Redeemable Preferred Stock                            --            --           --            8,000        (8,000)           --
 Redeemable Common Stock                              482            --           --             (482)           --            --
 Stockholders' equity (deficit):
                                                                                                                               --
 Series A Convertible Junior
   Preferred Stock                                     17            --           --              (17)           --            --
   Common Stock                                        33            --            1(b)            24            32            90
                                                                                                    2                           2
                                                                                                    8                           8
 Additional paid-in capital                         4,285            --        1,454(b)         1,289        37,203        44,231
                                                                                                    9                           9
                                                                                                  480                         480
 Retained earnings (deficit)                       (6,985)          564         (564)(d)           --            --        (6,985)
                                               ----------    ----------   ----------       ----------    ----------    ----------
       Total stockholders' equity (deficit)        (2,650)          564          891            1,795        37,235        37,835
                                               ----------    ----------   ----------       ----------    ----------    ----------
       Total liabilities and stockholders'
          equity (deficit)                     $   40,740    $      872   $      891       $       --    $    4,398    $   46,901
                                               ==========    ==========   ==========       ==========    ==========    ==========

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

         The adjustments reflected in the pro forma consolidated balance sheet are as follows:

          (a) To record the historical basis of the assets acquired and liabilities assumed by the Company in connection with the Indiana Dental acquisition. This acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values as of June 30, 1997. In addition to the issuance of Common Stock, the Company paid approximately $1.8 million in cash in connection with the Indiana Dental acquisition. The pro forma purchase accounting adjustments are recorded under the Acquisition Adjustments column.

         The following methods and assumptions were used to estimate fair value:

          Cash and cash equivalents - The historical carrying amount approximated fair value.

          Other current assets - Other current assets consisted primarily of prepaid expenses.

          Property and equipment, net - The Company performed an asset-by-asset review and determined that the historical carrying amount approximated fair value.

          Intangible assets - In connection with the allocation of the purchase price to intangible assets, the Company analyzed the nature of the dental group practice with which a Management Agreement was entered into, including the number of dentists in the dental group practice, number of dental offices and ability to recruit additional dentists, the dental group practice's relative market position, the length of time the dental group practice had been in existence, and the term and enforceability of the Management Agreement. The Management Agreement is for a term of 40 years and cannot be terminated by the relevant P.C. without cause, consisting primarily of bankruptcy or material default.

          The company believes that there is no material value allocable to the employment and noncompete agreements entered into between the P.C. and the individual dentists, since the primary economic beneficiaries of these agreements is the P.C., which is an entity that the Company does not legally control. The Company believes that the dental group practices operated by the P.C.s with which it has Management Agreements are long-lived entities with an indeterminable life and that the dentists, customer demographics and various contracts will be continuously replaced. The amounts allocated to the Management Agreements, together with recorded goodwill amounts, are being amortized over a composite life of 25 years.

          The Emerging Issues Task Force of the Financial Accounting Standards Board is currently evaluating certain matters relating to the physician practice management industry, which the Company expects to include a review of the consolidation of professional corporation revenues and the accounting for business combinations. The Company is unable to predict the impact, if any, that this review may have on the Company's acquisition strategy, allocation of purchase price related to acquisitions and amortization life assigned to intangible assets.

          Liabilities assumed - Given the short-term nature of the liabilities assumed, the historical carrying amount approximated their fair value.

               (b) To record the Common Stock issued and cash paid in exchange for the assets acquired and liabilities assumed.

               (c) To adjust to fair market value the assets acquired and liabilities assumed and to eliminate assets not acquired and liabilities not assumed by the Company as defined in the purchase agreement.

               (d) To eliminate the owner's equity in connection with the purchase accounting for the acquisitions.

               (e) To reflect the conversion of the Convertible Participating Preferred Stock into 2,400,000 shares of Common Stock and 3,840,000 shares of Redeemable Preferred Stock. The Redeemable Preferred Stock will be redeemed for $8.0 million in cash at the closing of the offering. To also reflect the conversion of all other outstanding equity securities into Common Stock upon the closing of the offering.

               (f) To reflect the net proceeds from the sale of 3,162,500 shares of Common Stock in the offering, estimated to be approximately $37.2 million (after deducting underwriting discounts and commissions and estimated offering expenses), and the repayment of $24.8 million of indebtedness under the Credit Facility.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Monarch Dental Corporation
                                        (Registrant)


Date: October 15, 1997                 By: /s/ Steven G. Peterson
                                           ------------------------------------
                                           Name: Steven G. Peterson
                                           Title: Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                                            PAGE
-------                           -----------                                            ----
  2.1     Agreement and Plan of Merger dated June 19, 1997 among Monarch Dental
          Corporation, Dental Centers of Indiana (Monarch), Inc., Dental
          Centers of Indiana, Inc. and James W. Willis, Mark R. Johnson,
          Thurman H. Brown, II (incorporated herein by reference to Exhibit 2.6 of Amendment No. 3 to the registrant's Registration Statement on Form
          S-1 (File No. 333-24409), as filed with the Commission on July 17,
          1997).*

  2.2 First Amendment to Agreement and Plan of 5 Merger dated July 25, 1997 among Monarch Dental Corporation, Dental Centers of Indiana (Monarch)
          Inc., Dental Centers of Indiana, Inc. and James W. Willis, Mark R.
          Johnson, and Thurman H. Brown, II.*

  2.3     Consent of Independent Public Accountants                                       20


          * previously filed